UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

PREMCOR INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-16827

Delaware	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut	06870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 698-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, the Premcor Inc. Senior Executive Retirement Plan (the “Plan”) was amended. The amendment, among other things, revises the definition of a Participant’s Age and Years of Service, such that certain Participants may receive under certain conditions an additional two years on their Age and/or Years of Service. Further, the amendment established a discount rate for the calculation of a Participant benefit. The modification of the Plan was made to comply with the Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero and Premcor. Additionally the modification was made to comply with applicable tax laws.

Item 1.02 Termination of a Material Definitive Agreement.

On August 25, 2005, the Premcor Inc. Senior Executive Retirement Plan (“the Plan”) was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premcor Inc.
(Registrant)

Date: August 30, 2005	/s/ Dennis R. Eichholz
Dennis R. Eichholz
Senior Vice President and Controller